EXHIBIT 99.1


CONTACTS:

AT ONHEALTH NETWORK COMPANY
Bobbi Hoff, CFA or Gary Ball
Investor Relations
206/652-0308
BOBBIH@ONHEALTH.COM or GARYB@ONHEALTH.COM


FOR IMMEDIATE RELEASE

                      ONHEALTH ANNOUNCES MANAGEMENT CHANGES

           RON STEVENS PROMOTED TO PRESIDENT, REPLACING ROBERT GOODMAN

   MARY BRUNO PROMOTED TO GENERAL MANAGER, EXECUTIVE VICE PRESIDENT, REPLACING
                                 REBECCA FARWELL

SEATTLE, WA, JUNE 14, 2000 - OnHealth Network Company (Nasdaq: ONHN), a leading consumer health and wellness Internet destination (WWW.ONHEALTH.COM), today announced changes in the company's management team effective immediately.

Ron Stevens, currently the Chief Financial Officer, has been appointed President and will assume responsibilities for Robert Goodman, who has resigned his position as President and Chief Executive Officer and as a director of the Company. Mr. Goodman will continue to provide consulting services to OnHealth while he is pursuing other interests. Mr. Stevens joined OnHealth in August 1999 as Chief Financial Officer and will continue in this role in addition to having responsibility for all aspects of the daily operations of the company. OnHealth does not have plans to fill the position of CEO prior to the pending acquisition.

In addition, Mary Bruno will replace Rebecca Farwell as Executive Vice President and General Manager. Ms. Bruno joined OnHealth in September 1999 as Senior Vice President of Publishing. In her new role, she will continue to provide the creative and editorial direction for onhealth.com and oversee the daily operations of the site's content management, which has led OnHealth to be the leading health site destination according to Media Metrix.

On February 15, the Company signed a definitive agreement to be acquired by Healtheon/WebMD subject to shareholder and regulatory approval. The Company expects this transaction to be completed in the third quarter of 2000.


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ABOUT ONHEALTH NETWORK COMPANY
Headquartered in Seattle, Washington, OnHealth Network Company (Nasdaq: ONHN) is a leading Internet health information and services resource that empowers consumers with integrated solutions to effectively manage their health and well being. In association with leading medical institutions, OnHealth's seasoned health journalists and medical contributors offer unbiased and trusted health resources via reference guides, up-to-date news feeds, deep research, personalization and interactive tools. onhealth.com is the single most trafficked health site on the Web with 4.9 million unique users and the 47th largest property online, according to the April 2000 Media Metrix report. The award-winning site was recently named "Best Health & Medicine Web Site" by US News & World Report, "Best Overall Health Content Site" by Gomez Advisors, and won three gold medals including "The Best Consumer Healthcare Portal Site" at the November 1999 eHealthcare World Awards. Over 500 different sites drive traffic to onhealth.com through various strategic alliances including AOL's Digital City, Inc., Ask Jeeves, About.com, Better Homes and Gardens, Yahoo! and Microsoft's Hot Mail Web Courier. OnHealth also attracts leading advertisers from Glaxo Wellcome, Johnson & Johnson, Pfizer, Procter & Gamble and SmithKline Beecham to American Express, AIG Insurance, Fidelity Investments, Ford, Kellogg's and Neiman Marcus, among others. As part of strategic expansion, the company acquired Health Decisions International and BabyData.com in 1999.


CERTAIN STATEMENTS IN THIS RELEASE, SUCH AS THE COMPANY'S ABILITY TO COMPLETE THE ACQUISITION TRANSACTION BY HEALTHEON/WEBMD AND OTHER STATEMENTS CONTAINING "EXPECTS," "ANTICIPATES," "INTENDS," "HOPES" OR "BELIEVES" OR VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE SUCH FACTORS AS ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES, THE COMPANY'S ABILITY TO COMPLETE THE ACQUISITION BY HEALTHEON/WEBMD, THE COMPANY'S RELIANCE ON EXTERNAL FINANCING, COMPETITION AND OTHER RISKS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999.

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